Exhibit 10.1

Stock Option Cancellation Agreement and Amendment to Option Agreement(s)
This Stock Option Cancellation Agreement and Amendment to Option Agreement(s) (the “Amendment”) is made and entered into effective as of May 5, 2023 (the “Amendment Date”) by and between Gossamer Bio, Inc. (“Gossamer”) and _______ (“Optionee”). Pursuant to this Amendment, Gossamer and Optionee hereby agree to amend the stock options identified on Exhibit A (the “Eligible Options”) previously granted to Optionee pursuant to the Stock Option Grant Notice(s) and Stock Option Agreement(s) identified on Exhibit A (together, the “Option Agreement(s)”) and Gossamer’s 2019 Incentive Award Plan (the “2019 Plan”), as follows:
Partial Cancellation of Eligible Options
•In consideration of the reduction of the exercise price of the Repriced Options as set forth in this Amendment, and for other good and valuable consideration, Optionee agrees that the portion of the Eligible Options identified on Exhibit A as “Cancelled Options” shall be cancelled and forfeited by Optionee, and any right, title or interest which Optionee may have in the Cancelled Options or the shares subject to the Cancelled Options shall terminate, effective as of the Amendment Date.
•The Cancelled Options shall be deducted proportionately from vested and unvested portions of each Eligible Option. Any portion of an Eligible Option that is not cancelled will continue to vest after the Amendment Date under the vesting terms and conditions set forth in the applicable Option Agreement and this Amendment, as adjusted to reflect the cancellation of the Cancelled Options.

•Optionee, based on Optionee’s evaluation of whether to cancel the Cancelled Options and the shares subject to the Cancelled Options, (i) acknowledges that the repricing of the Repriced Options represents a negotiated consideration for the Cancelled Options and may not be based on, or adequately reflect, the fair market value of the Cancelled Options and (ii) understands that the value of Gossamer and the shares subject to the Cancelled Options may appreciate in the future (including in the immediate future) and that upon, and by virtue of, cancellation of the shares subject to the Cancelled Options, Optionee will be precluded from sharing or benefiting from any such appreciation.
Repricing of Eligible Options
•For any Eligible Options that do not constitute Cancelled Options as set forth on Exhibit A (the “Repriced Options”), the per share exercise price of such Repriced Options has been reduced to $1.36 (the closing price per share of Gossamer common stock on the Amendment Date), effective as of the Amendment Date, subject to the terms and conditions in this Amendment.
•While the reduction of the exercise price of the Repriced Options takes effect on the Amendment Date, the Repriced Options shall be subject to a premium for exercises occurring prior to the Premium End Date (as defined below). If Optionee exercises any of the Repriced Options prior to the Premium End Date, or Optionee’s employment or service with Gossamer terminates prior to the Premium End Date for any reason other than a Qualifying Termination, the exercise price per share for the Repriced Options so exercised (or all of the Repriced Options in the case of Optionee’s termination of employment or service prior to the Premium End Date

Exhibit 10.1
other than due to a Qualifying Termination) will be equal to the exercise price that applied to the Repriced Options prior to the Amendment Date.
•All Repriced Options shall retain their original vesting schedule.
•For the avoidance of doubt:
◦In the event Optionee exercises any of the Repriced Options on or after the Premium End Date, the exercise price shall be $1.36 per share.
◦If the Premium End Date occurs as a result of a Change in Control and the Repriced Options are cancelled in connection with such Change in Control in exchange for the receipt of a cash payment, regardless of whether such Repriced Options are exercised, the per share exercise price of each Repriced Option used to calculate the amount of such cash payment will be $1.36.
•The “Premium End Date” shall mean the earliest of: (i) May 5, 2024; (ii) a Change in Control (as defined in the 2019 Plan) of Gossamer, or (iii) the date of Optionee’s Qualifying Termination.
•Optionee’s “Qualifying Termination” shall mean (i) Optionee’s termination without Cause or resignation for Good Reason, in each case as defined in Optionee’s employment agreement with Gossamer, or (ii) Optionee’s death or termination due to Disability (with such terms as defined in Optionee’s employment agreement with Gossamer).
Federal Income Tax Consequences
•Generally, the Repriced Options will retain their current tax status as incentive stock options (“ISOs”); provided, however, that the grant date for purposes of determining the ISO holding period for the Repriced Options will be the Amendment Date. As a result, Optionee will need to hold the shares exercised pursuant to any Repriced Options that are ISOs for a year after the date of exercise and two years after the date of grant, which would be at the earliest May 5, 2025, in order to receive long-term capital gains treatment on any gain realized from the sale of the shares.
•If the shares underlying the Repriced Options are sold or otherwise disposed of before the end of the holding periods described above, the difference between the exercise price and the fair market value of Gossamer’s common stock on the date of exercise will be taxed at ordinary income rates. Any additional gain realized on the sale of those shares would be taxed at the applicable capital gains rate (the short-term capital gain rate will apply unless the shares are held for one year following the date of exercise, in which case the long-term capital gain rate will apply).
•Under certain circumstances, the tax status of some of the Repriced Options could be changed to non-qualified stock options as a result of this amendment. The favorable ISO tax treatment is only available for the first $100,000 worth of ISOs that become exercisable in any calendar year. The Amendment Date will be a new grant date for purposes of the ISO rules and the $100,000 limit will be reapplied to the Repriced Options as of that date. Any new stock options that do not fall under these limits will be non-qualified stock options. Optionee can obtain information about which of the Repriced Options will retain their ISO status in Optionee’s E*Trade account.
Miscellaneous
This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to the choice of law principles thereof. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be amended, modified and supplemented only by a written document executed by the parties which specifically states that it is an amendment, modification or supplement to this Agreement.

Exhibit 10.1
If any provision of this Amendment shall be found invalid or unenforceable in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Amendment as such circumstances may require, and this Amendment shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.
Optionee represents and warrants that Optionee has read this Amendment, has had adequate time to consider this Amendment, and has had an opportunity to consult with an attorney and personal tax advisor prior to executing this Amendment. Optionee acknowledges that Optionee understands the meaning and effect of this Amendment and has executed this Amendment knowingly, voluntarily and with the intent of being bound by this Amendment.
This Amendment, the Option Agreement(s) and the 2019 Plan constitute the entire agreement between Optionee and Gossamer and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter.
This Amendment will be deemed a part of the Option Agreements(s). Optionee may also receive notification from E*Trade regarding the reduction in the exercise price, and Optionee may need to reaccept the Repriced Options on E*Trade before being able to exercise them. Except as set forth herein, all of the terms of the Repriced Options and the Option Agreement(s) remain unchanged and in full force and effect. A copy of this Amendment should be kept with the Option Agreements for future reference.
[Signature Page Follows]

Exhibit 10.1
IN WITNESS WHEREOF, Gossamer and Optionee have caused this Amendment to be executed effective as of the Amendment Date.

GOSSAMER BIO, INC.
By:
Name:
Title:
OPTIONEE
Signature:
Print Name:

Exhibit 10.1
EXHIBIT A

CANCELLED OPTIONS AND REPRICED OPTIONS

Date of Grant	Number of Shares Subject to the Eligible Option	Original Exercise Price Per Share of Eligible Option	Number of Shares Subject to Cancellation (“Cancelled Options”)	Number of Remaining Eligible Options (“Repriced Options”)	Vesting of Repriced Options
(1)
(1)
(1)
(1)
(1)
(1)Cancelled Options to be deducted proportionately from vested and unvested portions of each Eligible Option. Any portion of an Eligible Option that is not cancelled and constitutes a Repriced Option will continue to vest after the Amendment Date under the vesting terms and conditions set forth in the applicable Option Agreement, as adjusted to reflect the cancellation of the Cancelled Options, and otherwise subject to this Amendment.